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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 19, 1998

                                GLAMIS GOLD LTD.
             (Exact name of registrant as specified in its charter)

                            British Columbia, Canada
                 (State or other jurisdiction of incorporation)

   0-31986 (86-689)                                          None
(Commission File Number)                       (IRS Employer Identification No.)

                 5190 Neil Road, Suite 310, Reno, Nevada, 89502
              (Address of principal executive officers) (Zip Code)

       Registrant's telephone number, including area code (702) 827-4600

                                       n/a
          (Former name or former address, if changed since last report)

                            Exhibits begin on page 4

                               Page 1 of 20 Pages
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ITEM 5:  OTHER EVENTS

         November 19, 1998, the Registrant announced that it had entered into an agreement with Rayrock Resources Inc. whereby the Registrant will acquire all of the issued and outstanding shares of Rayrock pursuant to a statutory plan of arrangement (the "Arrangement"). Under the terms of the Arrangement, each individual Rayrock shareholder will be entitled to elect to receive, in exchange for each multiple voting and subordinate voting share of Rayrock held, either,

         (i)      2.2 common shares of Glamis, or

         (ii) 1.5 common shares of Glamis and Cdn$3.00. Cash payments under the Arrangement will be limited to a total of Cdn.$24,000,000.

         The Arrangement is subject to a number of usual conditions including the finalization of formal documentation, receipt by each of Glamis and Rayrock of required regulatory and shareholder approvals and approval of the Ontario Court of Justice.

         As part of the transaction, A. Dan Rovig has been appointed a director of Glamis and elected Chairman of the The Board.

         On November 20, 1998, subsequent to the announcement of the propoed acquisition, Chester F. Millar resigned from the Board of Directors.

ITEM 7:  EXHIBITS

         10.49 Letter Agreement made between the registrant and Rayrock Resources Inc. dated November 19, 1998.

         99.1     Press release dated November 19, 1998.
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         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          GLAMIS GOLD LTD.
                                          (Registrant)

November 27, 1998

                                          /s/ C. KEVIN McARTHUR
                                          C. KEVIN McARTHUR
                                          President, Chief Executive Officer and
                                          Director